Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Data

The following unaudited pro forma condensed combined financial data gives effect to the Acquisitions and related financings as if they had been completed on March 31, 2015 with respect to the pro forma balance sheet data and as of January 1, 2014 with respect to the pro forma statements of operations data.

The Acquisitions will be accounted for under the acquisition method of accounting. Under acquisition accounting, the total purchase price will be allocated to the tangible and intangible assets acquired by Tenet based upon their respective fair values as of the closing date, which will be derived from valuations and other studies that are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities acquired in the pro forma condensed combined financial data set forth below based on estimates. The actual allocation of purchase price and the resulting effect on income from operations may differ materially from the pro forma amounts included herein.

The following unaudited pro forma condensed combined financial data are presented for illustrative purposes only and address a hypothetical situation and are not necessarily indicative of what Tenet’s actual financial position or results of operations would have been had the Acquisitions and related financings been completed on the dates indicated above. Additionally, the unaudited pro forma condensed combined financial data are based on currently available information and a number of assumptions, estimates and adjustments as described in the accompanying notes and are subject to adjustments. Furthermore, the following unaudited pro forma condensed combined financial data do not purport to project the future financial position or results of operations of the combined company. A number of factors may affect our results. See “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014 (“Annual Report”) and Item 1A of Part II of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 (“Quarterly Report”), “Forward-Looking Statements” under Item 1 of Part I of our Annual Report and Item 2 of Part I of our Quarterly Report, and “Risk Factors” under Item 1A of Part I of United Surgical Partners International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 (“USPI Annual Report”) and Item 1A of Part II of United Surgical Partners International Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 (“USPI Quarterly Report”) and “Forward-Looking Statements” in the USPI Annual Report and the USPI Quarterly Report.

Tenet Healthcare Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2015

(Dollars in millions)	Historical Tenet	Historical USPI Aspen Combined	Pro Forma Adjustments			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$185	$50	$(680)	(b	)
			(1,420)	(c	)
			2,786	(c	)
			(70)	(c	)
			(750)	(c	)
			(21)	(d	)	$80
Available for sale securities	—	11	(11)	(a	)	—
Accounts receivable, less allowance for doubtful accounts	2,468	78	—			2,546
Other receivables	—	31	(31)	(a	)	—
Inventories of supplies, at cost	268	15	—			283
Income tax receivable	2	—	—			2
Current portion of deferred income taxes	718	30	—			748
Assets held for sale	337	—	—			337
Other current assets	1,146	27	42	(a	)	1,215

Total current assets	5,124	242	(155)			5,211
Investments and other assets	355	596	30	(a	)	981
Other assets	—	30	(30)	(a	)	—
Deferred income taxes, net of current portion	66	—	(66)	(a	)	—
Property and equipment, at cost, less accumulated depreciation and amortization	7,528	335	—			7,863
Goodwill	3,874	1,311	(1,311)	(b	)
			2,791	(b	)	6,665
Other intangible assets, at cost, less accumulated amortization	1,478	367	(20)	(b	)
			70	(c	)	1,895

Total assets	$18,425	$2,881	$1,309			$22,615

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$400	$—	$(400)	(c	)	$—
Current portion of long-term debt	110	21	(10)	(c	)	121
Accounts payable	1,098	44	—			1,142
Accrued compensation and benefits	671	24	—			695
Professional and general liability reserves	188	—	27	(a	)	215
Accrued interest payable	268	20	(20)	(c	)	268
Due to affiliates	—	167	—			167
Liabilities held for sale	45	—	—			45
Other current liabilities	954	65	(27)	(a	)	992

Total current liabilities	3,734	341	(430)			3,645
Long-term debt, net of current portion	11,824	1,789	(1,390)	(c	)
			2,786	(c	)
			(350)	(c	)	14,659
Professional and general liability reserves	524	—	—			524
Defined benefit plan obligations	629	—	—			629
Deferred tax liability	—	208	(66)	(a	)	—
			(85)	(b	)
			(4)	(d	)	53
Other long-term liabilities	534	39	—			573

Total liabilities	17,245	2,377	461			20,083
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	208	196	1,112	(b	)	1,516
Equity:
Shareholders’ equity:
Common stock	7	62	(62)	(b	)	7
Additional paid-in capital	4,751	220	(220)	(b	)	4,751
Accumulated other comprehensive loss	(179)	(12)	12	(b	)	(179)
Receivable from sale of common stock	—	(7)	7	(b	)	—
Accumulated (deficit) earnings	(1,363)	(16)	16	(b	)
			(17)	(d	)	(1,380)
Common stock in treasury, at cost	(2,377)	—	—			(2,377)

Total shareholders’ equity	839	247	(264)			822
Noncontrolling interests	133	61	—			194

Total equity	972	308	(264)			1,016

Total liabilities and equity	$18,425	$2,881	$1,309			$22,615

Notes to Unaudited Pro Forma Condensed Combined

Balance Sheet

(a)	Adjusts the historical presentation of USPI and Aspen combined financial statements to conform to Tenet’s presentation.

(b)	Records the payment of the purchase price to USPI and Aspen and the adjustments as a result of the preliminary allocation of the purchase price to the assets and liabilities acquired. The preliminary purchase price allocation is as follows:

Current assets	$242
Investment in affiliates	596
Other assets	30
Property and equipment	335
Goodwill	2,791
Intangible assets	347
Current liabilities	(341)
Long-term debt, net of current portion	(1,789)
Other liabilities	(39)
Deferred tax liability	(123)
Redeemable noncontrolling interest	(1,308)
Noncontrolling interest	(61)

Total	$680

No adjustments to the carrying value or useful lives of property and equipment were made in the preliminary purchase price allocations. Once detailed valuations and other studies are completed, the purchase price allocation will be updated.

(c)	Reflects the issuance of $2.8 billion of debt at 99.5% of par to fund the Contribution and Purchase Transactions and pay off the assumed debt of $1.4 billion, net of $70 million capitalized debt issuance costs. Also reflects the payoff of the interim loan agreement and a $350 million reduction in the amounts outstanding under the Credit Agreement.

(d)	Records estimated transaction fees paid to third parties in connection with the Contribution and Purchase Transactions. Costs to retire USPI debt are not included in the pro forma balance sheet adjustments.

Tenet Healthcare Corporation

Unaudited Pro Forma Condensed Combined Historical

Statement of Operations

Year Ended December 31, 2014

(Dollars in millions except per share amounts)	Historical Tenet	Historical USPI Aspen Combined	Pro Forma Adjustments			Pro Forma
Net operating revenues:
Net operating revenues before provision for doubtful accounts and premiums	$17,920		$831	(a	)	$18,751
Net patient service revenues	—	$724	(724)	(a	)	—
Management and contract service revenue	—	96	(96)	(a	)	—
Other revenue	—	11	(11)	(a	)	—
Less: provision for doubtful accounts	(1,305)	—	(11)	(a	)	(1,316)

Net operating revenues	16,615	831	(11)			17,435
Equity in earnings	—	117				117
Operating expenses:
Salaries, wages and benefits	8,023	237	40	(a	)	8,300
Medical services and supplies	—	142	(142)	(a	)	—
Supplies	2,630	—	142	(a	)	2,772
Loss on deconsolidations	—	7	(7)	(a	)	—
Other operating expenses, net	4,114	158	23	(a	)	4,295
Electronic health record incentives	(104)	—	—			(104)
General and administrative	—	63	(63)	(a	)	—
Provision for doubtful accounts	—	11	(11)	(a	)	—
Depreciation and amortization	849	42				891
Impairment and restructuring charges, and acquisition-related costs	153	—	7	(a	)	160
Litigation and investigation costs	25	—	—			25

Operating income	925	288	—			1,213
Interest expense	(754)	(106)	90	(b	)
			(164)	(c	)
			(6)	(d	)
			8	(f	)	(932)
Loss from early extinguishment of debt	(24)	—	—			(24)

Income (loss) from continuing operations, before income taxes	147	182	(72)			257
Income tax benefit (expense)	(49)	(39)	29	(e	)	(59)

Income (loss) from continuing operations	98	143	(43)			198
Less: Net income attributable to noncontrolling interests	64	79	46	(g	)	189

Net income (loss) from continuing operations attributable to common shareholders	$34	$64	$(89)			$9

Earnings per share from continuing operations attributable to Tenet Healthcare Corporation common shareholders
Basic	$0.35					$0.09
Diluted	$0.34					$0.09
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	97,801					97,801
Diluted	100,287					100,287

Tenet Healthcare Corporation

Unaudited Pro Forma Condensed Combined Historical

Statement of Operations

Three Months Ended March 31, 2015

(Dollars in millions except per share amounts)	Historical Tenet	Historical USPI Aspen Combined	Pro Forma Adjustments			Pro Forma
Net operating revenues:
Net operating revenues before provision for doubtful accounts and premiums	$4,791		$207	(a	)	$4,998
Net patient service revenues	—	$179	(179)	(a	)	—
Management and contract service revenue	—	25	(25)	(a	)	—
Other revenue	—	3	(3)	(a	)	—
Less: provision for doubtful accounts	(363)	—	(2)	(a	)	(365)

Net operating revenues	4,428	207	(2)			4,633
Equity in earnings	—	21				21
Operating expenses:
Salaries, wages and benefits	2,125	61	10	(a	)	2,196
Medical services and supplies	—	34	(34)	(a	)	—
Supplies	687	—	34	(a	)	721
Other operating expenses, net	1,093	43	9	(a	)
			(5)	(h	)	1,140
Electronic health record incentives	(6)	—	—			(6)
General and administrative	—	19	(19)	(a	)	—
Provision for doubtful accounts	—	2	(2)	(a	)	—
Depreciation and amortization	207	10	—			217
Impairment and restructuring charges, and acquisition-related costs	29	—	(3)	(h	)	26
Litigation and investigation costs	3	—	—			3

Operating income	290	59	8			357
Interest expense	(199)	(27)	22	(b	)
			(42)	(c	)
			(1)	(d	)
			2	(f	)
			3	(h	)	(242)
Debt extinguishment costs	—	(3)	3	(h	)	—

Income (loss) from continuing operations, before income taxes	91	29	(5)			115
Income tax benefit (expense)	(16)	(5)	3	(e	)	(18)

Income (loss) from continuing operations	75	24	(2)			97
Less: Net income attributable to noncontrolling interests	29	19	7	(g	)	55

Net income (loss) from continuing operations attributable to common shareholders	$46	$5	$(9)			$42

Earnings per share from continuing operations attributable to Tenet Healthcare Corporation common shareholders
Basic	$0.47					$0.43
Diluted	$0.46					$0.42
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,699					98,699
Diluted	100,872					100,872

Notes to Unaudited Pro Forma Condensed Combined

Statements of Operations

(a)	Adjusts the historical presentation of USPI and Aspen combined financial statements to conform to Tenet’s presentation.

(b)	Eliminates USPI’s historical interest expense related to the debt that was paid off in connection with the Contribution and Purchase Transactions.

(c)	Reflects the increase in interest expense for the $2.8 billion of borrowings incurred to fund the Contribution and Purchase Transactions and acquisition of Aspen and the payoff of the acquired debt based on an assumed blended interest rate of 5.79% along with estimated debt issuance costs of $70 million and original issue discount of $14 million, which will be amortized over the term of the debt.

(d)	Adjusts amortization of debt issue costs for the borrowings incurred to fund the Contribution and Purchase Transactions and pay off the acquired debt.

(e)	Reflects the applicable income tax effects of the pro forma adjustments in this column at an effective tax rate of 37%.

(f)	Reflects the decrease in interest expense resulting from pay down of the amounts outstanding under the Credit Agreement.

(g)	Adjusts the noncontrolling interest to reflect the ownership by Tenet of 50.1% of the businesses consolidated in the joint venture from both Tenet and USPI.

(h)	Eliminates acquisition expenses related to this transaction and other nonrecurring expenses reflected in the historical financial statements.